Exhibit 99.2

September 16, 2022

To: AgiiPlus Inc. (the “Company”)

5th Floor, Distrii Center, Silver Court

No. 218 Xizang South Road, Huangpu District, Shanghai 200021

People’s Republic of China

Dear Sirs or Madams:

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We are acting as the PRC counsel to the Company in connection with (i) the proposed initial public offering (the “Offering”) of Class A ordinary shares, par value US$0.0001 per share, (the “Ordinary Shares”) of the Company, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the Ordinary Shares on the NASDAQ Capital Market..

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement and other documents as we have considered necessary or advisable for the purpose of rendering this opinion, including but not limited to copies of the due diligence documents provided to us by the Company and such other documents, corporate records and certificates issued by the Governmental Agencies (as defined below) (collectively the “Documents”). Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies (as defined below) and appropriate representatives of the Company and the PRC Companies (as defined below). In giving this opinion, we have made the following assumptions (the “Assumptions”):

(1)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)	each of the parties to the Documents, other than the PRC Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

(3)	the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)	all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(6)	all explanations and interpretations provided by government officials duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct;

(7)	each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws in any and all respects;

(8)	all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof; and

(9)	all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“CSRC”	means the China Securities Regulatory Commission.
“Governmental Agency”

means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”

means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“M&A Rules”

means the Provisions on Merging and Acquiring Domestic Enterprises by Foreign Investors, which was promulgated by the Ministry of Commerce of the PRC, the State-owned Assets Supervision and Administration Commission of the PRC, the State Administration for Taxation of the PRC, the State Administration for Industry and Commerce of the PRC (predecessor of the State Administration for Market Regulation of the PRC), the CSRC and the SAFE, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce of the PRC on June 22, 2009.

“PRC Companies”	means, collectively, all entities listed in Appendix A hereof, and each, a “PRC Company”.
“PRC Laws”

means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

“WFOE I”	means Shanghai Tangtangjia Business Consulting Co., Ltd.
“WFOE II”	means Shanghai Distrii Technology Development Co., Ltd.
“WFOE III”	means Shanghai Tangtangjia Zhizao Property Development Co., Ltd.
“WFOEs”	means, collectively, the WFOE I, the WFOE II and the WFOE III, and each a “WFOE”.
“Historical VIE Agreements”	means the documents as set forth in Appendix B hereto which were terminated on May 20, 2022.
“Historical VIE”	means Shanghai Tangtangjia Information Technology Co., Ltd.
“SAFE”	means the State Administration of Foreign Exchange of the PRC.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that:

(1)	Historical VIE Agreement. The WFOE I and the Historical VIE have the power and legal right to execute, deliver and perform their respective obligations under each Historical VIE Agreement to which it is a party, and has duly authorized, executed and delivered such Historical VIE Agreement. Except as disclosed in the Registration Statement, during the period from the date of execution until the date of termination, each Historical VIE Agreement were valid, legal and binding obligations enforceable against each PRC Company to which it is a party in accordance with its terms.

(2)	Corporate Structure. Based on our understanding of the currently published and effective PRC Laws, the ownership structure of the PRC Companies, both currently and immediately after giving effect to this Offering, will not result in any violation of applicable PRC Laws currently in effect in any material aspects.

(3)	M&A Rules. The M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by PRC companies or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such PRC companies or individuals. Based on our understanding of the explicit provisions under the currently published and effective PRC Laws, except as disclosed in the Registration Statement, and assuming no offer, issuance or sale of the securities has been or will be made directly or indirectly within the PRC, it is currently not required to obtain a prior approval from the CSRC under the M&A Rules for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC Laws, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein.

(4)	Enforceability of Civil Procedures. There is uncertainty as to whether the PRC courts would (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or the directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States. The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

(5)	Taxation. The statements made in the Registration Statement under sections entitled “Taxation—PRC” with respect to the PRC tax laws and regulations, constitute correct and accurate descriptions of the matters described therein in all material aspects.

(6)	Statement in the Registration Statement. All statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Taxation—PRC”, “Enforceability of Civil Liabilities—PRC”, “Use of Proceeds”, “Dividend Policy”, and “Regulations”, in each case insofar as such statements describe or summarize matters of PRC Laws, are correct and accurate in all material aspects, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission from such statements which would cause such statements misleading in any material respect.

Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(1)	Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(2)	PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)	Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(4)	Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(5)	This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts such as the Historical VIE Agreements and transactions contemplated by the Historical VIE Agreements, are subject to the discretion of the competent Governmental Agency.

(6)	The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereby. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company, the PRC Companies and Governmental Agencies.

(7)	We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

(8)	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement.

Yours faithfully,

/S/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

Appendix A

List of PRC Companies

NO.	English Names	Chinese Names
1	Shanghai Distrii Technology Development Co., Ltd.	上海办伴科技发展有限公司
2	Shanghai Tangtangjia Business Consulting Co., Ltd.	上海堂堂加商务咨询有限公司
3	Shanghai Tangtangjia Zhizao Property Development Co., Ltd.	上海堂堂加智造物业开发有限公司
4	Shanghai Shuban Technology Co., Ltd.	上海数办科技有限公司
5	Shanghai Zhengji Information Technology Co., Ltd.	上海筝际信息技术有限公司
6	Suzhou Distrii Technology Development Co., Ltd.	苏州办伴科技发展有限公司
7	Ningbo Distrii Investment Management Co., Ltd.	宁波办伴投资管理有限公司
8	Nanjing Distrii Technology Development Co., Ltd.	南京办伴科技发展有限公司
9	Shanghai Moban Catering Management Co., Ltd.	上海摩伴餐饮管理有限公司
10	Shanghai Xinban Technology Development Co., Ltd.	上海鑫办科技发展有限公司
11	Beijing Xinbanban Technology Co., Ltd.	北京鑫办伴科技发展有限公司
12	Shanghai Quanban Zhizao Property Development Co., Ltd.	上海全办智造物业开发有限责任公司
13	Beijing Shuban Technology Development Co., Ltd.	北京数办科技发展有限公司
14	Shanghai Zhenban Information Technology Co., Ltd.	上海臻办信息科技有限公司
15	Ningbo Investment Management Co., Ltd.	宁波投伴投资管理有限公司
16	Shanghai Tianchen Technology Development Co., Ltd.	上海田辰科技发展有限公司
17	Beijing Waiqi Banban Technology Co., Ltd.	北京外企办伴科技有限公司
18	Jiangsu Distrii Technology Co., Ltd.	江苏办伴科技有限公司
19	Shanghai Xinbanban Technology Development Co., Ltd.	上海欣办伴科技发展有限公司
20	Shanghai Huiying Real Estate Agency Co., Ltd.	上海慧营房地产经纪有限公司

Appendix A

21	Beijing Huiying Real Estate Agency Co., Ltd.	北京慧营房地产经纪有限公司
22	Shanghai Fuban Enterprise Service Co., Ltd.	上海福伴企业服务有限公司
23	Beijing Tangtang Huiying Real Estate Agency Co., Ltd.	北京堂堂慧营房地产经纪有限公司
24	Beijing Haiban Technology Development Co., Ltd.	北京海办科技发展有限公司
25	Beijing Zhongban Technology Development Co., Ltd.	北京众办科技发展有限公司
26	Beijing Yaban Techonlogy Development Co., Ltd.	北京亚办科技发展有限公司
27	Beijing Zhaoban Techonlogy Development Co., Ltd.	北京兆办科技发展有限公司
28	Shanghai Jiangban Technology Development Co., Ltd.	上海江办科技发展有限公司
29	Shanghai Minban Technology Development Co., Ltd.	上海闵办科技发展有限公司
30	Shanghai Jingban Technology Development Co.,Ltd.	上海静办科技发展有限公司
31	Shanghai Disiqu Technology Development Co., Ltd.	上海蒂斯取科技发展有限公司
32	Shanghai Hongban Technology Development Co., Ltd.	上海虹办科技发展有限公司
33	Shanghai Changban Technology Development Co., Ltd.	上海长办科技发展有限公司
34	Shanghai Aiban Technology Development Co., Ltd.	上海艾办科技发展有限公司
35	Shanghai Yangban Technology Development Co., Ltd.	上海杨办科技发展有限公司
36	Hangzhou Shuban Technology Co., Ltd.	杭州数办科技有限公司
37	Shanghai Tangtangjia Zhiban Technology Development Co., Ltd.	上海堂堂佳智办科技发展有限公司
38	Shanghai Quanjiahe Property Development Co., Ltd.	上海全嘉禾物业开发有限公司
39	Shanghai Lunban Technology Development Co., Ltd.	上海伦办科技发展有限公司
40	Shanghai Tangying Internet of Things Technology Co., Ltd.	上海堂营物联网科技有限公司
41	Jiangsu Shuban Technology Co., Ltd.	江苏数办科技有限公司
42	Shanghai Tangtangjia Technology Service Co., Ltd.	上海堂堂嘉科技服务有限公司
43	Shanghai Tangtangjia Enterprise Development Co., Ltd.	上海堂堂佳企业发展有限公司

Appendix A

Appendix B

Historical VIE Agreements

Name of Agreement/Document	Parties	Execution Date
Exclusive Business Cooperation Agreement	Party A: Shanghai Tangtangjia Business Consulting Co., Ltd. Party B: Shanghai Tangtangjia Information Technology Co., Ltd.	August 16, 2021
Exclusive Purchase Agreement	Party A: Shanghai Tangtangjia Business Consulting Co., Ltd. Party B: Hu Jing Wu Jiaqing Party C: Shanghai Tangtangjia Information Technology Co., Ltd.	August 16, 2021
Shares Pledge Agreement	Party A: Shanghai Tangtangjia Business Consulting Co., Ltd. Party B: Hu Jing Wu Jiaqing Party C: Shanghai Tangtangjia Information Technology Co., Ltd.	August 16, 2021
Power of Attorney	Party A: Hu Jing Party B: Shanghai Tangtangjia Business Consulting Co., Ltd.	August 16, 2021
Power of Attorney	Party A: Wu Jiaqing Party B: Shanghai Tangtangjia Business Consulting Co., Ltd.	August 16, 2021
Spouse Consent	He Hong	August 16, 2021
Spouse Consent	Wang Bijia	August 16, 2021

Appendix B